Exhibit 99.1

Altice USA to Hold Conference Call to Discuss Q4 2017 Results

NEW YORK – Altice USA (NYSE: ATUS) will host a conference call on Tuesday, February 27, 2018 at 4:30 p.m. EST (10:30 p.m. CET, 9:30 p.m. UK time) to discuss financial and operating results for the quarter ended December 31, 2017. A press release reporting the results will be issued at 4:05 p.m. EST (10:05 p.m. CET, 9:05 p.m. UK time).

The call will be led by Dexter Goei, Altice USA CEO and Charles Stewart, Altice USA Co-President and CFO.

Dial-in access telephone numbers and webcast details for the conference call will be made available a week ahead of the conference call. The presentation for the conference call will be made available prior to the call on our investor relations website: http://alticeusa.com/

Altice N.V. will release its Q4 2017 results separately on Thursday, March 15, 2018.

Contacts

Head of Investor Relations
Nick Brown: +41 79 720 15 03 / nick.brown@altice.net

Head of Communications
Lisa Anselmo: +1 929 418 4362 / lisa.anselmo@alticeusa.com

About Altice USA
Altice USA (NYSE: ATUS), the U.S. business of Altice N.V. (Euronext: ATC, ATCB), is one of the largest broadband communications and video services providers in the United States, delivering broadband, pay television, telephony services, Wi-Fi hotspot access, proprietary content and advertising services to approximately 4.9 million residential and business customers across 21 states through its Optimum and Suddenlink brands.